As filed with the Securities and Exchange Commission on  September 26, 2008

Registration  No. 333-153104

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PARAMOUNT GOLD AND SILVER CORP.

(Exact name of registrant as specified in its charter)

Delaware	20-3690109
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

346 Waverly Street Suite 110

Ottawa, Ontario Canada K2P OW5

 (Address of principal executive offices)

(613)226-9881

(Registrant’s Telephone Number, including Area Code)

Christopher Crupi

Chief Executive Officer

346 Waverly Street Suite 110

Ottawa, Ontario Canada K2P OW5

(613)226-9881

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Jeffrey G. Klein, P.A.

2600 North Military Trail

Suite 270

Boca Raton, Florida 33431

(561)997-9920

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

If delivery of the prospectus is to be made pursuant to rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if smaller reporting company)	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(3)

Common Stock,	__________	_____	___________	______
C/SWarrants	__________	_____	___________	______
Total	__________	_____	$80,000,000	$3,144(4)

———————

(1)

There are being registered hereunder such indeterminate number of shares of common stock and such indeterminate number of warrants to purchase common stock which shall have an aggregate initial offering price not to exceed $80 million. The securities registered also include such indeterminate number of shares of common stock as may be issued upon exercise of any warrants. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price of the Securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction I.D. of Form S-3 under the Securities Act.

(3)

Calculated pursuant to Rule 457(a) under the Securities Act.

(4)

Previously Paid

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 26, 2008

PARAMOUNT GOLD AND SILVER CORP.

$80,000,000

Common Stock

Common Stock Purchase Warrants

———————

The aggregate initial offering price of the securities that we will offer will not exceed $80,000,000. We will offer these securities in amounts, at prices and on terms to be determined at the time of the offering.

When we offer securities, we will provide you with a prospectus supplement or term sheet describing the specific terms of the specific issue of securities, including the offering price of the securities.  You should carefully read this prospectus and the prospectus supplements or term sheets relating to the specific issue of securities together with additional information described under the heading “Where You Can Find More Information” beginning on page 15 of this prospectus before you decide to invest in any of these securities.

Our common stock is quoted on both the American Stock Exchange and the Toronto Stock Exchange under the symbol “PZG.”  On September 25, 2008 the last reported sale price for the common stock was $0.74 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 7

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

Prospectus dated ____________, 2008

PARAMOUNT GOLD AND SILVER CORP.

TABLE OF CONTENTS

PAGE

About This Prospectus

 1

Special Note Regarding Forward-Looking Statements

 2

Summary

 3

Risk Factors

 7

Use of Proceeds

 13

Description of Capital Stock

 13

Plan of Distribution

 14

Legal Matters

 15

Experts

 15

Where You Can Find More Information

 15

Documents Incorporated by Reference

 16

ABOUT THIS PROSPECTUS

In this prospectus, “Paramount,” “we,” “us,” and “our” refer to Paramount Gold and Silver Corp, including unless the context otherwise requires, its subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock or warrants to purchase shares of our common stock in one or more offerings, with a total value of up to $80,000,000 . This prospectus provides you with a general description of the securities we may offer. Each time we offer a type of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus.  However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering.

You should carefully read this prospectus and any supplements, together with any documents incorporated by reference into this prospectus or any prospectus supplement before you decide to invest in our securities.  You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the Securities and Exchange Commission, which is known as “incorporation by reference.”

Words such as “may,” “anticipate,” “estimate,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. All forward-looking statements are management's present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements might include one or more of the following:

•

anticipated results of financing activities;

•

anticipated joint ventures or exploratory costs;

•

anticipated prices for gold and silver;

•

anticipated drilling results;

•

descriptions of plans or objectives of management for future operations,

•

forecasts of future economic performance; and

•

descriptions or assumptions underlying or relating to any of the above items.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to the Registrant or to any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

SUMMARY

The following is only a summary. We urge you to read the entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information included herein or incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, please carefully consider the information provided under the heading “Risk Factors” starting on page 7.

Background

We are a Delaware corporation. We were incorporated on March 31, 2005 as Panelmaster, Corp.  Subsequent thereto, on April 14, 2005, we amended our Certificate of Incorporation, changing our name to Paramount Gold Mining Corp. On September 23, 2007 we then further amended our certificate of incorporation changing our name to Paramount Gold and Silver Corp.

Our initial officer and director was Alex Kaplun, an individual unknown to the Company’s current management.  Mr. Kaplun was the Company’s sole officer and director when we changed our name from PanelMaster, Corp. to Paramount Gold Mining Corp. Mr. Kaplun then resigned as an officer and director of the Company on April 18, 2005. Also, on the same date, Christopher Crupi was elected our president. At the time Mr. Crupi was appointed our president, the Company’s amended certificate of incorporation had been filed with the Delaware Secretary of State changing its name to Paramount Gold Mining Corp.

Our Operations:

We are an exploratory mining company with current operations in Mexico.

Property Description and Location

San Miguel Groupings.

Our primary focus is the further exploration of our holdings within the San Miguel groupings in Chihuahua, Mexico within the Sierra Madre Occidental. We have a 70% interest in this project and we are the joint venture operator. Our joint venture partner, Tara Gold Resources Corp., is required to pay its proportionate share of all costs associated with exploration of the San Miguel project. To the extent that our joint venture partner does not make its required proportionate payment, we can pay 100% of the exploration costs and, as a result, increase our proportionate interest in the joint venture.

San Miguel is located in Chihuahua, Mexico and lies in the Temoris mining district, part of the gold-silver belt of the Sierra Madre Occidental, just a few kilometers northwest of the town of Temoris. It can be accessed by vehicle and railway and has well-developed infrastructure with a recently constructed 33,000 volt power line. The project covers approximately 800 acres with an estimated 10 kms of strike in the historic gold/silver mining district.

The Temoris mining district lies within a northwest trending belt of gold and silver deposits in the western portion of the Sierra Madre Occidental. Gold/silver mineralization in the project occurs as quartz veins and breccias within the west-northwest- and north-northwest-striking faults.

We are also evaluating and preparing for drill testing geochemical targets at the 100% owned, 86,000 Hectare Andrea project also located in Chihuahua, Mexico.

Our primary objective is to:

Explore and develop the San Miguel and Andrea projects located in Chihuahua, Mexico within the Sierra Madre Occidental gold/silver belt. We will also work with Mexoro Minerals to develop their properties as well as the recently acquired Elyca mining concession which lies between the San Miguel and Empalme concessions.

There is no assurance that commercially viable mineral deposits exist on the San Miguel Groupings. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Paramount does not expect to generate revenues from the San Miguel project in the next year. Further, it is not Paramount’s objective to enter the mine management business. Rather, the Company hopes to identify a resource that will enable it to attract a larger company to partner with this company who has experience developing and managing a mine.

Location

The San Miguel Project is located in southwestern Chihuahua in Northern Mexico, and is approximately 400 km by road from the state capital. The project is about 20 km north of the town of Temoris, adjacent to the village of Guazapares. It is in the Guazapares mining district, which is part of the Sierra Madre Occidental gold-silver belt.

The location of the San Miguel Project is shown in Map 1. The coordinate system used for all maps and sections in this report is the Universal Transverse Mercator system, Zone 12. GPS coordinates are referenced to NAD 27 Mexico.

MAP 1 – SAN MIGUEL PROJECT LOCATION

The Chihuahua Informe Pericial (Department of Mines) administers the concessions in this area. As part of the concession acquisition process, concession boundaries are surveyed.

Market for Gold and Silver:

The demand for gold and silver has created a bull market for both metals over the past several years. While there will likely continue to be increased volatility of market prices in the short run due to seasonality or speculation, the growth of the world’s economy is driving demand for raw materials that has drawn down supplies. Despite concerns for a slowing U.S. economy, a growing middle class in both China and India is driving demand for precious metals. There also remains increased interest in holding precious metals such as gold and silver as a store of value during periods of increasing anxiety of either errant monetary policies or strained international relations. Contributing further to the increasing price of both gold and silver is the fall in the value of the US dollar against other major foreign currencies and the deteriorating economic indicators in the United States.

Gold prices have generally trended upward during the last five years, from a low of just under $260 per ounce in early 2001 to a high of $1,010 per ounce in March 2008. Silver prices have experienced similar price increases from a low of approximately $4.25 per ounce to a high of $21.00 in March 2008. Even though the price of both gold and silver have declined since reaching their highs in March 2008, management remains encouraged with its drilling program and will continue to drill additional exploratory holes. If commercially recoverable deposits are identified, management intends to enter into an agreement with a mining partner who has experience in mining operations.

Financings:

Our operations to date have been funded by equity investment. Most of our equity funding has come from a private placement of our securities which we closed on March 30, 2007 in the amount of $21,836,841. The financing consisted of the sale of 10,398,496 units (the “Units”) at a price of $2.10 per Unit (the “Issue Price”). Each unit was comprised of one share of Common Stock and one-half of one common stock purchase warrant of the Company. Each whole Warrant shall entitle the holder thereof to acquire one share of common stock in the capital of the Company (a “Warrant Share”) at an exercise price of $2.90 for 24 months following the closing date of the offering.

On November 6, 2007, the Company completed a private placement financing in the amount of $2.4 million. The Company sold 1,000,000 units of its securities in this financing, each unit consisting of one share of common stock and one common stock purchase warrant. Each common stock purchase warrant entitles the holder thereof to purchase one share of common stock at an exercise price of $3.25 per share for a period of two years.

Most recently, on July 23, 2008 we completed two private placements totaling $1,489,000 ($1.5 million Canadian) whereby we sold a total of one million units at a cost per unit of $1.39. Each unit consisted of one share of common stock and one half common stock purchase warrant. The warrants are for a term of two years and are exerciseable at a price of $2.50 (Canadian) per share.

The Company will require additional working capital to continue its exploratory activities.

Letter of Intent with Mexoro Minerals Ltd.

In order to increase drilling opportunities in the San Miguel region, we have signed a Letter of Intent to create a strategic alliance with with Mexoro Minerals Ltd ., a Colorado corporation and its wholly owned Mexican subsidiary. Mexoro’s mining concession are adjacent to our San Miguel grouping. The purpose of the strategic alliance will be to maximize shareholder value through:

A.

Collaboration of exploration and development work. Mexoro and Paramount expect to form a Joint Exploration and Development Management Committee, consisting of three representatives from each of Paramount and Mexoro . We expect the Committee will be responsible for reviewing and planning for exploration work and will meet on a regular basis and then report back to their respective boards;

B.

Consolidation of offices. In particular, the Mexoro head office will be relocated to Paramount’s corporate headquarters in Ottawa, Canada and the Mexican offices of both parties will be consolidated post closing; and

C.

Approaching the market in a combined and unified manner.  Enable both Paramount and Mexoro to maximize values with respect to the sale of either Paramount, Mexoro or the concessions/projects of the San Miguel and greater Guazapares areas.

In furtherance of these objectives,  Paramount has loaned Mexoro Minerals Ltd. (“Mexoro”) a total of $1,370,000 pursuant to three secured convertible debentures. The first convertible debenture was in the amount of $500,000. The second convertible debenture was in the amount of $370,000 and the third convertible debenture was in the amount of $500,000. All three convertible debentures are secured by the assets of Mexoro, including but not limited to 49,999 (out of 50,000 issued and outstanding shares of common stock) of SunBurst de Mexico S.A. de C.V., a subsidiary of Mexoro. The notes are due May 9, June 18 and July 11, 2009 respectively. The notes provide for interest at the rate of 8% per annum and may be converted into Units of Mexoro at a conversion price of $.50 per Unit. Each unit consists of one share of Mexoro common stock and one half common stock purchase warrant. Each whole warrant entitles the holder thereof to purchase one share of Mexoro at an exercise price of $.75 per share. Except with respect to the due dates and the principal amount of the notes, the material terms and conditions of all three secured convertible debentures and the security agreements are identical in form and substance. If all of the convertible debentures and options were converted by Paramount into shares of common stock of Mexoro, Paramount would own approximately 13.3% of the issued and outstanding shares of common stock of Mexoro.

In addition to the funds Paramount has advanced to Mexoro, as part of the Letter of Intent with Mexoro, Paramount has the right to purchase 12 million units of Mexoro at a cost of $.50 per unit ($6 million in total).  Paramount may complete the private placement at one time or in tranches over time as determined by Paramount in its sole discretion. Paramount was required to subscribe to the first 8 million units ( $4million) by September 5, 2008 and the remaining 4 million Units ($2 million) no later than November 1, 2008. Paramount has not subscribed for the required units as of September 5, 2008 and the parties are currently in negotiation with respect to this matter.

Garibaldi Joint Venture:

Paramount has entered into a joint venture agreement with Garibaldi Resources Inc. and acquired an interest in 17,208 hectares of property. The new agreement will cover approximately 6,657 hectares previously optioned in 2006 and adds several new parcels totaling 10,543 hectares under the umbrella of a joint venture. The property borders Paramount’s San Migul property and brings a total of over 100,000 hectares of contiguous land holdings in the Guazapares mining district. .

As part of the transaction, Garibaldi will provide Paramount with its geologic data, including the results of its recent regional hyperspectral airborne survey.  Paramount will be the exploration manager under the joint venture. As part of the joint venture with Garibaldi, Paramount has made an initial payment to Garibaldi in the amount of $100,000. Paramount will earn a 50% interest by making an additional payment of $400,000, issuing 600,000 restricted shares of its common stock, and spending a total of $700,000 in exploration costs. Paramount has the opportunity to increase its interest to 70% by spending an additional $1 million in exploration expenditures within 30 months, making an additional payment of $500,000, and issuing an additional 400,000 restricted shares of Paramount common stock.

Upon earning a 70% joint venture interest, Paramount may increase its interest to 80% within 30 months of the signing of the Joint Venture Agreement, exclusively and limited to the approximately 6,657 hectares referred to in the October 6, 2006, agreement.

Tara Gold Resources Corp. Joint Venture:

On September 26, 2008 we entered in an agreement with Tara Gold Resources Corp. to acquire all of the remaining equity ownership of the Joint Venture previously entered into on February 7, 2007 between the respective parties together with certain mining concessions.

In consideration for the acquisition of the remaining equity interest owned by Tara Gold Resources Corp. in the Joint Venture, we issued to Tara Gold a total of 7,350,000 shares of its legended common stock. Also, in connection with the closing of the transaction, all invoices previously submitted by Paramount for Tara Gold’s contribution to the exploration and development of the San Miguel property have been cancelled. An additional 300,000 shares of the Company’s common stock (the “Consultant Shares”) were also issued to a consultant who facilitated the closing of this transaction. In consideration for the transfer of the mining concessions, Paramount will pay to Tara Gold $100,000 MXN.

The Agreement of Purchase and Sale together with all related agreements and documentation have been executed and delivered electronically to the respective parties. Share certificates and payment of the $100,000 MXN have been delivered to the escrow agent. Closing of the transaction will be subject to delivery of all original documentation to the escrow agent.

If the initial registration to be filed with the Bureau of Mines is not completed by February 28, 2009, or such later date as Paramount may agree, the agreement will be rescinded, all of the shares of common stock held in escrow will be returned to Paramount for cancellation together with the purchase price for the mining concessions.

RISK FACTORS

Investors should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business could be materially adversely affected. In such case, the Company may not be able to proceed with its planned operations and your investment may be lost entirely. The Securities offered hereby should only be purchased by persons who can afford to lose their entire investment without adversely affecting their standard of living or financial security.

Business Risks

Possible Loss of Entire Investment

Prospective investors should be aware that if the Company is not successful in its endeavors, their entire investment in the Company could become worthless. Even if the Company is successful, there can be no assurances that investors will derive a profit from their investment.

We have a history of losses. Losses will likely continue in the future.

We have incurred significant losses in the past and will likely continue to incur losses unless our exploratory drilling program proves successful. Even if our drilling program identifies gold, silver or other mineral reserves, there can be no assurance that we will be able to commercially exploit these resources or generate sufficient revenues to operate profitably.

We will require additional financing to continue drilling operations.

We required significant working to continue or current drilling program. There can be no assurance that we will be able to secure additional funding to meet our objectives or if we are able to identify funding sources, that the funding will be available on terms acceptable to the Company. Should this occur, we will have to significantly reduce or drilling programs which will limit our ability to secure additional equity participation in various joint ventures.

There are no confirmed mineral deposits on any properties which we may derive any financial benefit.

Neither the Company nor any independent geologist, has confirmed commercially mineable ore deposits. In order to carry out additional exploration programs of any potential ore body and to place it into commercial production, we will require substantial additional funding.

We have no history as a mining company.

We have no history of earnings or cash flow from mining operations. If we are able to proceed to production, commercial viability will be affected by factors that are beyond our control such as the particular attributes of the deposit, the fluctuation in metal prices, the cost of construction and operating a mine, prices and refining facilities, the availability of economic sources for energy, government regulations including regulations relating to prices, royalties, restrictions on production, quotas on exploration of minerals, as well as the costs of protection of the environment.

No ongoing mining operations.

We are not a mining company and have no ongoing mining operations of any kind. We have interests in mining concessions which may or may not lead to production.

There may be insufficient mineral reserves to develop the property and our estimates may be inaccurate.

There is no certainty that any expenditures made in the exploration of any properties will result in discoveries of commercially recoverable quantities of ore. Most exploration projects do not result in the discovery of commercially mineable deposits of ore and no assurance can be given that any particular level of recovery of gold from discovered mineralization will in fact be realized or that any identified mineral deposit will ever qualify as a commercially mineable ore body which can be legally and economically exploited. Estimates of reserves, mineral deposits and production costs can also be affected by such factors as environmental regulations and requirements, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. In addition, the grade of ore ultimately mined may differ from that indicated by drilling results.

Short term factors relating to reserves, such as the need for orderly development of ore bodies or the processing of new or different grades, may also have an adverse effect on mining operations and on the results of operations. There can be no assurance that gold recovered in small scale laboratory tests will be duplicated in large scale tests under on-site production conditions. Material changes in estimated reserves, grades, stripping ratios or recovery rates may affect the economic viability of any project.

We face fluctuating gold and mineral prices and currency volatility.

The price of gold and silver as well as other precious base metals has experienced volatile and significant price movements over short periods of time and is affected by numerous factors beyond our control, including international economic and political trends, expectations of inflation, currency exchange fluctuations (including, the US dollar relative to other currencies) interest rates, global or regional consumption patterns, speculative activities and increases in production due to improved mining and production methods. The supply of and demand for gold, other precious and base metals are affected by various factors, including political events, economic conditions and production costs in major mineral producing regions.

Mining operations are hazardous, raise environmental concerns and raise insurance risks.

Mining operations are by their nature subject to a variety of risks, such as cave-ins and other accidents, flooding, environmental hazards, the discharge of toxic chemicals and other hazards. Such occurrences may delay development or production, increase production costs or result in a liability. We may not be able to insure fully or at all against such risks, due to political or other reasons, or we may decide not to take out insurance against such risks as a result of high premiums or other reasons. We intend to conduct our business in a way that safeguards public health and the environment and in compliance with applicable laws and regulations. Environmental hazards may exist on properties in which we hold an interest which are unknown to us and may have been caused by prior owners. Changes to mining laws and regulations could require additional capital expenditures and increase operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain mining operations uneconomic.

Requirement for Permits and Licenses

Our future operations, including exploration and development activities, required permits from various governmental authorities. Such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Three can be no assurance that we will be able to acquire all required licenses or permits or to maintain continued operations at economically justifiable costs.

Currency Fluctuations

Any mining operations we undertake outside of the United States will be subject to currency fluctuations. Fluctuations in the exchange rate between the U.S. dollar and any foreign currency may adversely impact our operations. We do not anticipate that we will enter into any type of hedging transactions to offset this risk.

Political Stability

We intend to conduct operations in democratic and stable countries. However, with Mexico, like other developing companies, there is a greater likelihood of political unrest and changing rules and regulations regarding foreign investment. Political unrest would likely destabilize the country. This would in all likelihood adversely impact our proposed operations in any foreign jurisdiction.

Title Matters

While we intend to conduct our own due diligence prior to committing significant funds to any project, mining properties may be subject to prior unregistered agreements, transfers or claims and title may be affected by undetected defects. Should this occur, we fact significant delays, costs and the possible loss of any investments or commitment of capital.

Because of the speculative nature of exploration for gold and silver properties, there is substantial risk that our business will fail.

The search for precious metals as a business is extremely risky. We cannot provide any assurances that either the gold or silver mining interests that we acquired will contain commercially exploitable reserves of gold or silver. Exploration for minerals is a speculative venture necessarily involving substantial risk. Any expenditure that we make may not result in the discovery of commercially exploitable reserves of gold.

The precious metals markets are volatile markets. This will have a direct impact on the Company's revenues and profits( if any) and will probably affect whether the Company will be able to succeed.

The price of both gold and silver has increased over the past few years. This has contributed to the renewed interest in gold and silver mining and companies engaged in that business, including the exploration for both gold and silver. However, in the event that the price of these metals fall, the interest in the gold and silver mining industry may decline and the value of the Company's business could be adversely affected. Further, although it is anticipated that mining costs outside of the United States and Canada will be appreciably lower, no assurances can be given that the situation will remain, or that gold or silver will remain at a price that will make mining operations profitable. Finally, in recent decades, there have been periods of both overproduction and underproduction of both gold and silver resources. Such conditions have resulted in period of excess supply of and reduced demand on a worldwide basis and on a domestic basis. These periods have been followed by periods of short supply of and increased demand for both gold and silver. The excess or short supply of gold has placed pressure on prices and has resulted in dramatic price fluctuations even during relatively short periods of seasonal market demand. We cannot predict what the market for gold or silver will be in the future.

Government regulation, or changes in such regulation may adversely affect the Company's business.

The Company has and will, in the future, engage experts to assist it with respect to its operations. The Company is beginning to deal with the various regulatory and governmental agencies, and the rules and regulations of such agencies. No assurances can be given that it will be successful in its efforts. Further, in order for the Company to operate and grow its business, it needs to continually conform to the laws, rules and regulations of such jurisdiction. It is possible that the legal and regulatory environment pertaining to the exploration and development of gold mining properties will change. Uncertainty and new regulations and rules could increase the Company's cost of doing business or prevent it from conducting its business.

We are in competition with companies that are larger, more established and better capitalized than we are.

Many of our potential competitors have:

•

greater financial and technical resources;

•

longer operating histories and greater experience in mining;

•

greater awareness of the political, economic and governmental risks in operating in Mexico.

It is unlikely that we will be able to sustain profitability in the future.

We have incurred significant losses since inception and there can be no assurance that we will be able to reverse this trend. Even if we re able to successfully identify commercially exploitable mining reserves, there can be no assurance that we will have sufficient financing to exploit these reserves or find a willing buyer for the properties.

We have no proven reserves, no mining operations, and no operating income.

We currently have no revenues from operations, no mining operations, and no proven reserves. Reserves, by definition, contain mineral deposits in a quantity and in a form from which the target minerals may be economically and legally extracted or produced. We have not established that precious minerals exist in any quantity in the property which is the focus of our exploration efforts, and unless or until we do so we will not have any income from operations.

Exploration for economic deposits of minerals is speculative.

The business of mineral exploration is very speculative, since there is generally no way to recover any of the funds expended on exploration unless the existence of mineable reserves can be established and the Company can exploit those reserves by either commencing mining operations, selling or leasing its interest in the property, or entering into a joint venture with a larger resource company that can further develop the property to the production stage. Unless we can establish and exploit reserves before our funds are exhausted, we will have to discontinue operations, which could make our stock valueless.

The mining industry is highly competitive and the success and future growth of our business depend upon our ability to remain competitive in identifying and developing mining properties with sufficient reserves for economic exploitation.

The mining industry is highly competitive and fragmented with limited barriers to entry, especially at the exploratory stages. We compete in national, regional and local markets with large multi-national corporations and against start-up operators hoping to identify a mining reserve. Some of our competitors have significantly greater financial resources than we do. This puts us at a competitive disadvantage if we choose to further exploit mining opportunities. As we expand into new geographic markets, our success will depend in part on our ability to locate and exploit mineral reserves.

The loss of key members of our senior management team could adversely affect the execution of our business strategy and our financial results.

We believe that the successful execution of our business strategy and our ability to move beyond the exploratory stages depends on the continued employment of key members of our senior management team. If any members of our senior management team become unable or unwilling to continue in their present positions, our financial results and our business could be materially adversely affected.

We operate in a regulated industry and changes in regulations or violations of regulations may result in increased costs or sanctions that could reduce our revenues and profitability.

Our organization is subject to extensive and complex foreign, federal and state laws and regulations. If we fail to comply with the laws and regulations that are directly applicable to our business, we could suffer civil and/or criminal penalties or be subject to injunctions or cease and desist orders. While we believe that we are currently compliant with applicable rules and regulations, if there are changes in the future, there can be no assurance that we will be able to comply in the future, or that future compliance will not significantly adversely impact our operations.

We will require additional financing to continue our exploration activities.

Our drilling programs require significant capital. Without additional financing, of which there can be no assurance, we may be forced to halt or reduce our planned exploratory program. Should this happen, it is likely that we will not be able to demonstrate that there are significant gold or silver reserves in sufficient quantities to interest a mining company.

Risks Related to Our Common Stock

Our stock price may be volatile.

The market price of our common stock has been volatile. We believe investors should expect continued volatility in our stock price. Such volatility may make it difficult or impossible for you to obtain a favorable selling price for our shares.

We have a large number of authorized but unissued shares of our common stock.

We have a large number of authorized but unissued shares of common stock, which our management may issue without further stockholder approval, thereby causing dilution of your holdings of our common stock. Our management will continue to have broad discretion to issue shares of our common stock in a range of transactions, including capital-raising transactions, mergers, acquisitions and in other transactions, without obtaining stockholder approval, unless stockholder approval is required. If our management determines to issue shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future, your ownership position would be diluted without your further ability to vote on that transaction. For example, we may issue a large number of shares of our common stock to acquire the remaining 30% interest in our joint venture with Tara Gold.

The exercise of our outstanding options and warrants and vesting of restricted stock awards may depress our stock price.

The exercise of outstanding options and warrants, and the subsequent sale of the underlying common stock in the public market, or the perception that future sales of these shares could occur, could have the effect of lowering the market price of our common stock below current levels and make it more difficult for us and our stockholders to sell our equity securities in the future.

Sale or the availability for sale of shares of common stock by stockholders could cause the market price of our common stock to decline and could impair our ability to raise capital through an offering of additional equity securities.

We are the subject of an order entered by the Securities and Exchange Commission temporarily suspending trading in our Common Stock.

On March 13, 2008 the Securities and Exchange Commission entered on order (34-57486) suspending trading in the common stock of 26 companies including Paramount for a period of ten days.  The Commission asserted that there was a lack of current information regarding the Company and that the Company usurped the identify of a defunct public shell. We responded to these allegations and provided the Commission with all requested information.  We believe that our responses were satisfactory and neither the Commission nor any other regulatory body has taken further action. Nonetheless there can be no assurance that a regulatory body or a shareholder will not take further action as a result of the Commission’s order.

Regulatory actions by the Securities and Exchange Commission, any Exchange on which our securities are traded, or companies providing stock clearance or transfer functions, may adversely affect the price of our common stock, the ability of shareholders to sell their shares and our ability to secure additional funding.

Any actions by the Commission, an Exchange or company which facilitates the clearance or transfer of our securities will in all likelihood impact the trading price of the Company’s common stock and cash reserves. Should any regulatory matters arise, resolution of these matters with any entity will likely result in significant legal fees and related expenses that would otherwise be devoted to our mining efforts. If you are a shareholder,  you may not be able to sell your securities and shares of our common stock will become highly illiquid which may result in the loss of your entire investment.

In addition, should we become subject to any of the events identified above, our ability to secure additional financing will be adversely affected.

We were the subject of a temporary trading halt in our common stock.

On March 13. 2008 the Securities and Exchange Commission entered an order suspending trading for a period of ten days against 26 Companies including Paramount. (Order No. 34-57486.)  The order alleged that there was a lack of current public information and that the Company usurped the identity of a corporate shell. We responded to the Commission’s order and provided information to the Commission which we believe addressed its concerns. We also provided similar information to the American Stock Exchange. In our opinion we believe that this matter has been resolved.  Nonetheless, there can be no assurance that issues raised in the Commission’s order will not be raised at a future date. Should this happen, investor confidence in our common stock will in all likelihood be adversely affected.

We face possible litigation claims from shareholder.

The securities industry and the offer and sale of securities is highly regulated. Any improper actions, whether intentional or unintentional could subject the Company to litigation and potential monetary damages.

We may be required to initiate litigation against parties who were engaged in improper or negligent activities with respect to our common stock.

Any litigation that we undertake with respect to our common stock or other matters will involve the expenditure of significant financial resources and divert management’s focus from their primary responsibilities. Moreover, even if management is successful with the prosecution, there can be no assurance that the Company will be able to recover monetary damages against the culpable parties.

FOR ALL OF THE AFORESAID REASONS, AND OTHERS SET FORTH HEREIN, THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS MEMORANDUM. THESE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY AND HAVE NO IMMEDIATE NEED FOR A RETURN ON THEIR INVESTMENT.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, mining, geological fees, regulatory affairs expenditures, mineral testing, acquisitions of new properties or mining concessions.  We also intend to use the proceeds of any offering to complete our investment in Mexoro Minerals Ltd. And to earn our interest in our joint venture with Garibaldi resources, including cash payments and exploration expenditures. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to that offering.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms and provisions of our capital stock and is qualified in its entirety by the provisions of our certificate of incorporation and all amendments thereto.

We are authorized to issue up to 100 million shares of our $.001 par value common stock of which 48,620,997 are issued and outstanding as of August 31, 2008.

Holders of the Company's Common Stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights. The Company's board of directors has authority, without action by the Company's shareholders, to issue all or any portion of the authorized but un-issued shares of Common Stock, which would reduce the percentage ownership of the Company of its shareholders and which would dilute the book value of the Common Stock.

Shareholders of the Company have no preemptive rights to acquire additional shares of Common Stock. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after the satisfaction of all liabilities. Holders of Common Stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. During the last two fiscal years the Company has not paid cash dividends on its Common Stock and does not anticipate that it will pay cash dividends in the foreseeable future.

On September 27, 2007 we filed a Registration Statement on Form S-8 registering a total of 4 million shares of our common stock which can be issued under our 2007/08 Stock Incentive and Equity Compensation Plan. Under the Plan, we may issue stock awards or common stock options.  For a complete list of the types of securities that may be issued under the Plan and the requirement for the grants,  reference is made to the S-8 registration statement.

TRANSFER AGENT

Our stock transfer agent is Mellon Investor Services whose address is 480 Washington Blvd. Jersey City, NJ 07310.

Listing on The American Stock Exchange and Toronto Stock Exchange

Our common stock is listed on both the American Stock Exchange and the Toronto Stock Exchange under the symbol “PZG”

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock.  The common stock warrants may be issued independently or together with any other securities offered by this prospectus. If warrants are issued, they will be issued under warrant agreements to be entered into between us and the warrant holder or under a warrant indenture with a warrant agent all of which will be described in the prospectus supplement relating to the warrants being offered.

The applicable prospectus supplement will describe the following terms of the common stock warrants offered under this prospectus:

(1)

the title;

(2)

the securities issuable upon exercise;

(3)

the issue price or prices;

(4)

the number of warrants issued with each share of common stock;

(5)

any provisions for adjustment of (a) the number or amount of shares of common stock receivable upon exercise of the warrants or (b) the exercise price;

(6)

any other terms, including terms, procedures and limitations relating to exchange and exercise;

(7)

the commencement and expiration dates of the right to exercise; and

(8)

the maximum or minimum number of warrants that may be exercised at any time.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the shares of common stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the Company or the warrant agent, as the case may be (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the shares of common stock purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

PLAN OF DISTRIBUTION

We may sell the securities being offered by us in this prospectus:

(1)

directly to purchasers;

(2)

through agents;

(3)

through dealers;

(4)

through underwriters; or

(5)

through a combination of any of these methods of sale.

We and our agents and underwriters may sell the securities being offered by us in this prospectus from time to time in one or more transactions:

(1)

at a fixed price or prices, which may be changed;

(2)

at market prices prevailing at the time of sale;

(3)

at prices related to the prevailing market prices; or

(4)

at negotiated prices.

Underwriters and Agents

We may solicit directly offers to purchase securities. We may also designate agents from time to time to solicit offers to purchase securities. Any agent, who may be deemed to be an “underwriter” as that term is defined in the Securities Act of 1933, may then resell the securities to the public at varying prices to be determined by that agent at the time of resale.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. The names of the underwriters will be set forth in the prospectus supplement that will be used by them together with this prospectus to make resales of the securities to the public. In connection with the sale of the securities offered, these underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions. Underwriters may also receive commissions from purchasers of the securities.

Underwriters may also use dealers to sell securities. If this happens, these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Any underwriting compensation paid by us to underwriters in connection with the offering of the securities offered in this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that they may be required to make in respect of these liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers, or other persons to solicit offers by certain institutions to purchase the securities offered by us under this prospectus pursuant to contracts providing for payment and delivery on a future date or dates. The obligations of any purchaser under any these contracts will be subject only to those conditions described in the applicable prospectus supplement, and the prospectus supplement will set forth the price to be paid for securities pursuant to these contracts and the commissions payable for solicitation of these contracts.

Trading Markets

Our shares of common stock are listed on both the American Stock Exchange (“AMEX”) and the Toronto Stock Exchange (“TSX”). Any shares of common stock sold pursuant to a prospectus supplement will be listed on both the American Stock Exchange and Toronto Stock Exchange subject to official notice and approval of issuance by the AMEX and the TSX.

The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Jeffrey G. Klein, P.A.

EXPERTS

The financial statements of Paramount Gold and Silver Corp. appearing in our Annual Report on Form 10-K for the year ended June 30, 2008 have been audited by Cinnamon Jang Willoughby & Company, registered independent accountants, as set forth in their report thereon included therein and incorporated herein by reference. We also incorporate by reference those financial statements contained in our quarterly reports for the periods ended September 30, 2007, December 31, 2007 and March 31, 2008. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. With respect to references made in this prospectus to any contract or other document, you should review our filings that we make with the Securities and Exchange Commission.  You may review these filings at the SEC's public reference rooms at 100 F Street N.E. Washington, D.C. 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Securities and Exchange Commission filings can also be reviewed by accessing the SEC's Web site at www.sec.gov.

Our internet website is www.paramountgold.com and through the Investor portion of our website, you may access, free of charge, our filings, as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information contained in our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Our common stock is listed on the American Stock Exchange. Additional information regarding our operations is also available on the AMEX website at www.amex.com.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this Registration Statement and prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the shares covered by this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus:

1.

The description of our common stock set forth in our registration statement on Form 10-SB filed with the SEC on November 2, 2005 and all amendments thereto.

2.

Our Annual Report of Form 10-K for the year ended June 30, 2008, filed with the SEC on September 25, 2008.

3.

Our Annual Report on Form 10-KSB for the year ended June 30, 2007, filed with the SEC on September 27, 2007 and all amendments thereto.

4.

Our Quarterly Report on Form 10-Q for the period ended September 30, 2007, filed with the SEC on November 13, 2007;

5.

Our Quarterly Report on Form 10-Q for the period ended December 31, 2007, filed with the SEC on May 12, 2008.

6.

Our Quarterly Report on Form 10-Q for the period ended March 31, 2008, filed with the SEC on May 12, 2008.

7.

Our Form SB-2 Registration Statement filed on July 2, 2007 and all amendments thereto.

8.

Our Post-Effective Registration Statement filed on October 17, 2007 and all amendments thereto.

9.

Form S-8 Registration Statement filed September 27, 2007

10.

Our Report on Form 8-K, filed with the SEC on September 28, 2007; and

11.

Our Report on Form 8-K filed with the SEC on March 3, 2008

12.

Our Report on Form 8-K filed with the SEC on March 28, 2008

13.

Our Report on Form 8-K/A filed with the SEC on April 1, 2008

14.

Our Report on Form 8-k filed with the SEC on April 22, 2008

15.

Our Report on Form 8-K filed with the SEC on May 1, 2008

16.

Our Report on Form 13(d) filed July 1, 2008 and all amendments thereto

17.

Our Report on Form 8-K filed with the SEC on September 2, 2008

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Paramount Gold and Silver Corp. 346 Waverly Street Suite 110 Ottawa, Ontario Canada. K2P OW5, attention: Lucie Letellier, Chief Financial Officer and the telephone number is (613)226-9881.

To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus, the statement in this prospectus shall control. The incorporated statement shall not be deemed, except as modified or superceded, to constitute a part of this prospectus or the registration statement of which this prospectus is a part. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement of which this prospectus is a part.

You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any different information. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, these securities in any state where the offer or sale is prohibited. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.

Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by the Registrant in connection with the issuance and distribution of the common stock being registered, other than underwriting discounts and commissions. All amounts are estimated except for the SEC registration fee.

SEC Registration Fee	$3,144
Legal Fees and Expenses	$25,000	*
Accounting Fees and Expenses	$1,000	*
Miscellaneous	$1,000	*
Total	$30,144

———————

*

Indicates estimate for the purpose of this filing.

ITEM 15.

Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability:

•

for any transaction from which the director derives an improper personal benefit;

•

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•

for improper payment of dividends or redemptions of shares; or

•

for any breach of a director’s duty of loyalty to the corporation or its stockholders.

Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we will indemnity each of our directors and executive officers, that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of Paramount, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or otherwise.

Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.

Exhibits

(a)

Exhibits.

Exhibit Number	Description
3.1	Articles of Incorporation filed for a name change on September 24, 2007 (Filed as part of our Form 10-SB on 11/2/05

3.2	Certificate of Amendment to Articles of Incorporation filed as an exhibit to our Form 8-k filed 8/28//07

3.3	Bylaws filed as an exhibit to our Form 8-k filed on 8/28/07

4.1	20006/07 Stock Incentive and Equity Compensation Plan filed as on exhibit on Form S-8 filed November 8, 2006

4.2	2007/08 Stock Incentive and Equity Compensation Plan filed as an exhibit to our proxy statement on 6/29/07

4.3	Registration Rights Agreement filed as an exhibit to Form 8-k filed 4/6/07

4.4	Warrant Agreement filed as an exhibit to Form 8-k filed 4/6/07

4.5	Broker Warrant Agreement filed as an exhibit to Form 8-k filed 4/6/07

4.6	Form of Warrant Agreement issued to Anima S.G.R.p.A. and affiliates filed on Form S-3 January 24, 2008

5.1 *	Opinion of Law Offices of Jeffrey G. Klein, P.A.

10.1	Option Agreement on San Miguel properties. Filed as an exhibit to Form 10-SB filed on 11/2/05

10.2	Agency Agreement with Blackmont Securities filed as an exhibit to Form 8-k filed 4/6/07

10.3	Form of Debenture in connection with Mexoro financing filed as an exhibit to Form 13(d) filed July 21, 2008

10.4	Form of Conversion Warrant in connection with Mexoro financing filed as an exhibit to Form 13(d) filed July 21, 2008

23.1*	Consent of HLB Cinnamon Jang Wiloughby and Company

23.2*	Consent of Jeffrey G. Klein, P.A. (Included as part of Exhibit 5.1)

———————

*

Filed Herewith

ITEM 17.

Undertakings

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relation to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the Registrant under the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling persons of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, this September 26, 2008.

/s/ CHRISTOPHER CRUPI
CEO/Director

/s/ LUCIE LETELLIER
Chief Financial Officer
Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this  Form S-3 Registration Statement has been signed by the following persons in the capacities indicated as of September 26, 2008.

Signature	Title

/s/ CHRISTOPHER Crupi	Chief Executive Officer/Director
Christopher Crupi

/s/ CHARLES WILLIAM REED	Vice President/Director
Charles William Reed

/s/ JOHN CARDEN	Director
John Carden

/s/ DANIEL HACHEY	Director
Daniel Hachey

/s/ IAN TALBOT	Director
Ian Talbot

/s/ MICHEL YVAN STINGLHAMBER	Director
Michel Yvan Stinglamber

/s/ ROBERT DINNING	Director
Robert Dinning

/s/ LUCIE LETELLIER	Chief Financial Officer
Lucie Letellier